Exhibit 99.1

NetScout Systems Reports Third Quarter Financial Results for Fiscal 2006;
                       Product Revenue up 23%;
           Year-over-Year Adjusted Operating Margin at 10%

    WESTFORD, Mass.--(BUSINESS WIRE)--Jan. 25, 2006--NetScout Systems, Inc. (NASDAQ: NTCT), a leading provider of network and application performance management solutions, today announced financial results for its third quarter of fiscal year 2006.
    Revenue for the third quarter of fiscal year 2006 was $24.9 million, compared to revenue of $23.6 million in the previous quarter and revenue of $22.0 million in the third quarter of fiscal year 2005. Net profit for the quarter was $1.9 million, or $0.06 per diluted share, compared to net profit of $1.5 million, or $0.05 per diluted share, for the previous quarter and compared to a net profit of $906 thousand, or $0.03 per diluted share, in the third quarter of fiscal year 2005.
    On an adjusted basis, the net profit for the third quarter of fiscal year 2006 was $2.2 million, or $0.07 per diluted share, compared to net profit of $1.7 million, or $0.05 per diluted share for the second quarter of fiscal year 2006. Adjusted net profit and earnings per share exclude non-cash acquisition and stock-based compensation expenses; they are used by management internally to evaluate business performance. A reconciliation to GAAP results is provided on the Statements of Operations included in this release.
    "We are very pleased to report that this quarter was the tenth quarter of sequential growth for the company, allowing us to reach our 10% adjusted operating margin target a quarter ahead of the goal we set at the beginning of our fiscal year," said Anil Singhal, President and CEO of NetScout Systems. "The strong performance this quarter was backed by superior execution on all fronts. Order flow was strong in all geographies, our orders were larger and we won many competitive deals based on our differentiated technology and compelling solution set," he added.

    Guidance:

    For the fourth quarter of fiscal year 2006, the Company expects revenue to be in the range of $25.0 million to $26.0 million and net profit per diluted share on a GAAP basis to be in the range of $0.04 to $0.05. On an adjusted basis, the Company expects net profit per diluted share to be in the range of $0.05 to $0.06.

    Financial Highlights for the Third Quarter:

    -- Total revenue increased 5% sequentially and increased 13% from the third quarter of fiscal year 2005. Product revenue increased 8% sequentially and increased 23% from the third quarter of fiscal year 2005. Service revenue increased 1% sequentially and increased 3% from the third quarter of fiscal year 2005.

    -- Gross margin was 76% of total revenue, down 1 point sequentially and down 1 point compared to the third quarter of fiscal year 2005.

    -- Cash and short and long-term marketable securities decreased by $166 thousand to $77.3 million, and decreased by $2 million year-over-year. The decrease in cash year-over-year is a result of the acquisition of Quantiva.

    --  39 new customers were added worldwide.

    --  298 customers made repeat purchases.

    --  69 customers placed orders over $100,000.

    -- Direct sales represented 42% of total revenue; indirect sales to resellers represented 58% of total revenue.

    -- International business comprised approximately 22% of total revenue.

    Product Highlights for the Third Quarter:

    -- NetScout introduced a new, highly scalable nGenius(R) Performance Manager Appliance for the cost-effective monitoring and analysis of large, Cisco NetFlow-enabled network environments. The new Appliance is security-hardened and dedicated to aggregating and analyzing data from large deployments of Cisco's NetFlow routers and switches. The nGenius Performance Manager Appliance is available in Windows 2003 or Red Hat Linux platforms and scales to support data collected from thousands of NetFlow interfaces.

    -- NetScout also released the nGenius(R) Performance Manager Standby Server to support its customers' needs for high-availability of their business networks and applications during times of crisis. Addressing large enterprises and government agencies' regulated requirements for business continuity, including disaster recovery, the nGenius Standby Server helps network administrators monitor network and application activity during a crisis by showing which systems and applications are on-line, which sites and users are able to continue to conduct business, and how business services are performing on backup or redundant networks and systems. The nGenius Performance Manager Standby Server maintains a frequently updated, replicated copy of the primary server's performance data and configuration settings so that if a primary server becomes unavailable, the administrator can quickly enable the standby server to assume control of all performance management processes.

    CONFERENCE CALL INSTRUCTIONS:

    The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 800-288-8961 for U.S./Canada and 612-332-0530 for international callers. A replay of the call will be available after 8:00 p.m. ET on January 25 for approximately two weeks. The number for the replay is 800-475-6701 for U.S./Canada and 320-365-3844 for international callers. The access code is 814025.

    About NetScout Systems, Inc.

    NetScout Systems, Inc. (NASDAQ: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

    Safe Harbor:

    Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout,constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's relationships with strategic partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, the effects and challenges related to the Quantiva acquisition, including any integration issues, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, High Definition Performance Management functionality, the analytic solutions acquired from Quantiva and the implementation of the Company's CDM Technology strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and its quarterly report on Form 10-Q for the quarter ended September 30, 2005 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    (C)2005 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo, nGenius, and Quantiva are registered trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners.

    The Company's condensed consolidated statements of operations and balance sheets are attached.


                        NetScout Systems, Inc.
           Condensed Consolidated Statements of Operations
                            (In thousands)
                             (Unaudited)

                                      Three Months      Nine Months
                                         Ended             Ended
                                      December 31,      December 31,
                                   ----------------- -----------------
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------
Revenue:
   Product                         $16,274  $13,231  $46,389  $37,015
   Service                           8,637    8,354   25,489   24,285
   License and royalty                   -      415      184    1,286
                                   -------- -------- -------- --------
      Total revenue                 24,911   22,000   72,062   62,586
                                   -------- -------- -------- --------

Cost of revenue:

     Product (including
      amortization expense related
      to acquired software of
      $104, $0, $296, and $0,
      respectively)                  4,754    4,069   13,680   11,623
     Service                         1,175    1,085    3,609    3,227
                                   -------- -------- -------- --------
       Total cost of
        revenue                      5,929    5,154   17,289   14,850
                                   -------- -------- -------- --------

Gross margin                        18,982   16,846   54,773   47,736
                                   -------- -------- -------- --------

Operating expenses:

   Research and development
    (including stock-based
    compensation of $73, $0, $215,
    and $0, respectively)            4,380    4,180   13,633   12,557
   Sales and marketing (including
    stock-based compensation of
    $24, $0, $68, and $0,
    respectively)                   10,054    9,531   29,608   27,116
   General and administrative
    (including stock-based
    compensation of $49, $0, $57,
    and $0, respectively)            2,266    2,062    6,762    5,822
   Amortization of
    other intangible
    assets                              39        -      110        -
   In-process research
    and development                      -        -      143        -
                                   -------- -------- -------- --------
       Total operating
        expenses                    16,739   15,773   50,256   45,495
                                   -------- -------- -------- --------

Income from operations               2,243    1,073    4,517    2,241
Interest income and
 other expenses, net                   687      346    1,770      644
                                   -------- -------- -------- --------
Income before income
 tax expense                         2,930    1,419    6,287    2,885
Income tax expense                   1,043      513    2,294      625
                                   -------- -------- -------- --------
Net income                          $1,887     $906   $3,993   $2,260
                                   ======== ======== ======== ========

Basic net income per
 share                               $0.06    $0.03    $0.13    $0.07
Diluted net income per
 share                               $0.06    $0.03    $0.13    $0.07
Shares used in
 computing:
     Basic net income
      per share                     31,106   30,621   30,972   30,534
     Diluted net income
      per share                     31,736   31,702   31,600   31,579

Reconciliation of GAAP & adjusted
 income from operations
GAAP income from
 operations                         $2,243   $1,073   $4,517   $2,241
Stock-based
 compensation                          146        -      340        -
Amortization of
 acquired intangible
 assets                                143        -      406        -
In-process research and
 development                             -        -      143        -
                                   -------- -------- -------- --------
Adjusted income from
 operations excluding
 acquisition and stock-
 based compensation
 costs                               2,532    1,073    5,406    2,241
                                   -------- -------- -------- --------

Reconciliation of GAAP
 & adjusted net income:
GAAP Net income                     $1,887     $906   $3,993   $2,260
Stock-based
 compensation, net of
 tax                                   160        -      346        -
Amortization of acquired
 intangible assets, net of tax         156        -      407        -
In-process research and
 development, net of
 tax                                     -        -      123        -
                                   -------- -------- -------- --------
Adjusted net income
 excluding acquisition
 and stock-based
 compensation costs                 $2,203     $906   $4,869   $2,260
                                   ======== ======== ======== ========


Adjusted basic net
 income per share
 excluding acquisition
 related and stock-
 based compensation
 costs                               $0.07    $0.03    $0.16    $0.07


Adjusted diluted net
 income per share
 excluding acquisition
 related and stock-
 based compensation
 costs                               $0.07    $0.03    $0.15    $0.07


Shares used in
 computing adjusted
 basic net income per
 share                              31,106   30,621   30,972   30,534


Shares used in
 computing adjusted
 diluted net income per
 share                              31,736   31,702   31,600   31,579



                        NetScout Systems, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)

                                                 December     March
                                                    31,        31,
                                                   2005       2005
                                                ----------- ----------

Assets
Current assets:
   Cash and cash equivalents                       $56,278    $57,070
   Marketable securities                            18,043     26,793
   Accounts receivable, net                         18,998     11,886
   Inventories                                       4,121      3,114
   Refundable income taxes                           1,319      1,399
   Deferred income taxes                             2,406      2,356
   Restricted Cash                                   1,337          -
   Prepaids and other current assets                 2,225      3,003
                                                ----------- ----------

      Total current assets                         104,727    105,621

Fixed assets, net                                    7,415      6,011
Capitalized software development costs                  84        221
Other intangible assets, net                         1,159          -
Goodwill                                            36,561     28,839
Deferred income taxes                                5,744      7,586
Other assets                                            19          9
Long-term marketable securities                      3,022          -
                                                ----------- ----------
        Total assets                              $158,731   $148,287
                                                =========== ==========


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                 $2,818     $2,520
   Accrued compensation                              7,279      6,385
   Accrued other                                     2,469      2,058
   Deferred acquisition payment - Quantiva           1,337          -
   Deferred revenue                                 18,265     17,680
                                                ----------- ----------

      Total current liabilities                     32,168     28,643

Accrued compensation                                    53          -
Accrued other                                        1,066        918
Long-term deferred revenue                           1,465      1,277
                                                ----------- ----------
       Total liabilities                            34,752     30,838
                                                ----------- ----------

Stockholders' equity:
   Common stock                                         35         35
   Additional paid-in capital                      115,435    112,286
   Accumulated other comprehensive income             (104)      (130)
   Deferred compensation                              (638)         -
   Treasury stock                                  (26,490)   (26,490)
   Retained earnings                                35,741     31,748
                                                ----------- ----------

      Total stockholders' equity                   123,979    117,449
                                                ----------- ----------

        Total liabilities and stockholders'
         equity                                   $158,731   $148,287
                                                =========== ==========

    CONTACT: NetScout Systems, Inc.
             Catherine Taylor, 978-614-4286
             Director of Investor Relations
             IR@netscout.com